Exhibit 10.44

DIRECT LOAD CONTROL DELIVERY AGREEMENT

AMENDMENT NO. 1

This Amendment No. 1 to the Direct Load Control Delivery Agreement (the “Amendment”) is effective as of December 5, 2007 (“Effective Date”), by and between, The Connecticut Light and Power Company, with principal offices at 107 Selden Street, Berlin, Connecticut 06037 (“CL&P”) and Alternative Energy Resources, Inc., a Delaware corporation, located at 120 Eagle Rock Avenue, Suite 190, East Hanover, NJ 07936 (“AER”). CL&P and AER are sometimes hereinafter referred to as the “Parties” or individually as a “Party.”

RECITALS

WHEREAS, CL&P and AER are Parties to that certain Direct Load Control Delivery Agreement dated October 4, 2007 (the “Original Agreement”);

WHEREAS, in response to the November 9, 2007 letter from Connecticut Department of Public Utility Control (“DPUC”) denying the Original Agreement as submitted, the Parties desire to continue negotiations in an effort to promote and obtain approval by the DPUC of a modified direct load control program and corresponding amended agreement;

WHEREAS, the Parties desire to amend the Original Agreement in accordance with the terms and conditions set forth in this Amendment (where the Original Agreement and Amendment are collectively referred to herein as “Agreement”);

WHEREAS, the Parties acknowledge they will need to amend the Original Agreement in the future in order to resubmit such Agreement, as subsequently amended, to the DPUC for approval;

NOW, THEREFORE, for and in consideration of the promises and covenants contained herein, the premises, and other good and valuable consideration, the Parties hereto, intending to be legally bound hereby agree as follows:

1.	Capitalized terms not defined herein shall have the same meanings as assigned to them in the Original Agreement.

2.	Section 2.1, Term and Termination, of the Original Agreement is deleted in its entirety and replaced with the following:

Term and Termination. This Agreement is effective upon the date of execution below for purposes of having the Parties meet to discuss marketing issues. The remaining obligations of the Parties under this Agreement become effective as of the Start Date. As the DPUC denied the Original Agreement as submitted on November 9, 2007, the Parties shall negotiate in good faith to address the DPUC’s concerns and shall resubmit an amended Agreement provided both Parties agree to so resubmit. If DPUC Approval has not been obtained by May 31, 2008 or if either party elects to terminate this Agreement prior to DPUC approval by providing written notice to the other party, this

Agreement shall terminate automatically the earlier to occur of May 31, 2008 or receipt of such notice, with no further action required by either Party and without liability or obligation to any Party. After the Start Date, the Agreement shall remain in full force and effect until the end of Program Year 10 unless terminated earlier pursuant to Sections 12.3 or Section 19.3.

3.	Notwithstanding any other provisions of this Amendment, it is not intended that absent an amended Agreement approved by the parties thereto and the Department of Public Utility Control, any negotiations referenced herein be enforceable as a matter of law or equity, by either party or any third parties, in any court or dispute resolution forum, and it is intended that the sole remedy for non-performance of either Party’s obligation pursuant to this Amendment and the Original Agreement will be termination, with no liability, damages or penalty.

4.	Except as expressly modified hereby, all other terms in the Original Agreement shall remain unchanged. This Amendment may be executed in counterparts and each of the counterparts shall, when taken together, constitute one and the same Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the day and year first set forth above.

ALTERNATIVE ENERGY RESOURCES, INC.		THE CONNECTICUT LIGHT AND POWER COMPANY

By:	/s/ Frank A. Magnotti	By:	/s/ Raymond Necci
Name:	Frank A. Magnotti	Name:	Raymond Necci
(Type or Print)		(Type or Print)
Title:	President	Title:	President

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